                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                                POWER-ONE, INC.,


                           POWER-ONE ACQUISITION CORP.


                                       AND


                                 HC POWER, INC.



                                FEBRUARY 11, 2000

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                                TABLE OF CONTENTS

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
    ARTICLE I              THE MERGER.....................................................................1

       1.1                 The Merger.....................................................................1

       1.2                 Effect on Capital Stock........................................................2

       1.3                 Surrender of Certificates......................................................4

       1.4                 No Further Ownership Rights in Seller Capital Stock............................6

       1.5                 Post-Closing Adjustment........................................................6

       1.6                 Lost, Stolen or Destroyed Certificates.........................................7

       1.7                 Tax and Accounting Consequences................................................8

       1.8                 Taking of Necessary Action:  Further Action....................................8


   ARTICLE II              REPRESENTATIONS AND WARRANTIES OF SELLER.......................................8

       2.1                 Organization And Related Matters...............................................8

       2.2                 Capitalization.................................................................8

       2.3                 Financial Statements; Changes; Contingencies...................................9

       2.4                 Taxes.........................................................................11

       2.5                 MaterialContracts.............................................................12

       2.6                 Title To Property; Condition Of Property; Leases..............................13

       2.7                 Intellectual Property.........................................................13

       2.8                 Corporate Authorization.......................................................13

       2.9                 Authorization.................................................................14

       2.10                Non-contravention.............................................................14

       2.11                Legal Proceedings.............................................................14

       2.12                Insurance.....................................................................14

       2.13                Compliance With Law...........................................................15

       2.14                Employees.....................................................................15

       2.15                Employee Benefits.............................................................15

       2.16                No Brokers or Finders.........................................................17

       2.17                Inventories...................................................................17

       2.18                Customers.....................................................................17

       2.19                Suppliers.....................................................................18

       2.20                Product Warranties............................................................18


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                               TABLE OF CONTENTS
                                  (CONTINUED)
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       2.21                Environmental Law Compliance..................................................18

       2.22                Minute Books..................................................................19

       2.23                Due Diligence Materials.......................................................19

       2.24                Year 2000 Compliance..........................................................19

       2.25                Related Party Transactions....................................................19

       2.26                Pooling of Interests..........................................................20


   ARTICLE III             REPRESENTATIONS AND WARRANTIES OF BUYER.......................................20

       3.1                 Organization And Related Matters..............................................20

       3.2                 Capitalization................................................................20

       3.3                 Corporate Authorization.......................................................21

       3.4                 Authorization.................................................................21

       3.5                 Non-contravention.............................................................21

       3.6                 Legal Proceedings.............................................................22

       3.7                 Compliance With Law...........................................................22

       3.8                 No Brokers Or Finders.........................................................22

       3.9                 Intellectual Property.........................................................22

       3.10                SEC Documents.................................................................22

       3.11                Due Diligence Materials.......................................................23

       3.12                Pooling of Interests..........................................................23


   ARTICLE IV              CONDUCT BEFORE CLOSING........................................................23

       4.1                 Conduct of Seller.............................................................23

       4.2                 Conduct of Buyer..............................................................25

       4.3                 No Solicitation of Transactions...............................................25

       4.4                 Satisfaction of Bonuses for Tax Payment Obligations...........................25


   ARTICLE V               ADDITIONAL AGREEMENTS.........................................................26

       5.1                 Access........................................................................26

       5.2                 Notification of Certain Matters...............................................26

       5.3                 Permits and Approvals.........................................................27

       5.4                 Shareholder Meeting; Information Statement....................................27


                                       ii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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                                                                                                       ----

       5.5                 Conditions....................................................................27

       5.6                 Pooling Accounting............................................................27

       5.8                 Reorganization................................................................27

       5.9                 Preliminary Closing Date Balance Sheet........................................27


   ARTICLE VI              CONDITIONS TO CLOSING.........................................................28

       6.1                 General Conditions............................................................28

       6.2                 Conditions to Obligations of Buyer............................................28

       6.3                 Conditions to Obligations of Seller...........................................30


   ARTICLE VII             TERMINATION OF OBLIGATIONS....................................................31

       7.1                 Termination of Agreement......................................................31

       7.2                 Effect of Termination.........................................................32


   ARTICLE VIII            INDEMNIFICATION...............................................................32

       8.1                 Escrow Fund...................................................................32

       8.2                 Obligations of Seller.........................................................32

       8.3                 Obligations of Buyer..........................................................33

       8.4                 Procedure.....................................................................33


   ARTICLE IX              MISCELLANEOUS.................................................................34

       9.1                 Survival of Representations and Warranties....................................34

       9.2                 Public Announcements..........................................................34

       9.3                 Confidentiality...............................................................34

       9.4                 Expenses......................................................................34

       9.5                 Representative................................................................34

       9.6                 Notices.......................................................................35

       9.7                 Further Assurances............................................................35

       9.8                 Sections and Other Headings...................................................36

       9.9                 Integrated Agreement..........................................................36

       9.10                Assignment....................................................................36

       9.11                Amendments; Waivers...........................................................36


                                      iii
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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       9.12                Interpretation................................................................36

       9.13                Counterparts..................................................................36

       9.14                Headings; Exhibits............................................................36

       9.15                Severability..................................................................37

       9.16                Governing Law.................................................................37

       9.17                Specific Performance..........................................................37

       9.18                Arbitration...................................................................37
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                                       iv

                          AGREEMENT AND PLAN OF MERGER


                  This Agreement is entered into as of February 11, 2000 among POWER-ONE, INC., a Delaware corporation ("BUYER"), POWER-ONE ACQUISITION CORP., a California corporation ("ACQUISITION CORP."), and HC POWER, INC., a California corporation ("SELLER"). Certain capitalized terms used in this Agreement are defined in the text or on EXHIBIT A.

                                    RECITALS

         A. The Boards of Directors of Seller, Buyer and Acquisition Corp. believe it is in the best interests of their respective companies and the shareholders of their respective companies that Seller and Acquisition Corp. combine into a single company through the merger of Acquisition Corp. with and into Seller (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Seller's capital stock (collectively "SELLER CAPITAL STOCK") will be exchanged for shares of Buyer's Common Stock ("BUYER COMMON STOCK"), as set forth herein.

         C. Seller, Buyer and Acquisition Corp. desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         E. Concurrently with the execution of this Agreement, Wallace Hersom, Frank Colver and Steve Girod will each deliver to Buyer an agreement in the form of EXHIBIT B (as amended, supplemented or otherwise modified from time to time, the "SUPPORT AGREEMENT") to vote his shares of Seller Capital Stock in favor of the Merger, on the terms and subject to the conditions set forth in the Support Agreement.

         F. The parties intend to cause the Merger to be accounted for as a pooling of interests.

            The parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER.

         (a) THE MERGER. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as EXHIBIT C (the "AGREEMENT OF MERGER") and the applicable provisions of the California Corporations Code ("CALIFORNIA CODE"), Acquisition Corp. will be merged with and into Seller, the separate corporate existence of Acquisition Corp. will cease and Seller will continue as the surviving corporation. Seller as the surviving corporation after the Merger is sometimes referred to in this Agreement as the "SURVIVING CORPORATION."

         (b) CLOSING EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI, but no later than February 29, 2000 (the "CLOSING DATE"). The Closing will take place at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, 7th Floor in Los Angeles, California, or at such other location as the parties agree. In connection with the Closing, the parties will cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the California Code (the time of such filing being the "EFFECTIVE TIME").

         (c) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger will be as provided in this Agreement, the Agreement of Merger and the applicable provisions of the California Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Acquisition Corp. will vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Acquisition Corp. will become the debts, liabilities and duties of the Surviving Corporation.

         (d) ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and bylaws of Acquisition Corp. in effect at the Effective Time will be the Articles of Incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable Law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) Wallace Hersom, Steve Goldman, Ed Schnopp and Bill Yeates will be the directors of the Surviving Corporation and (ii) the officers of Seller on the Closing Date will be the officers of the Surviving Corporation, and Steve Goldman, Ed Schnopp and Bill Yeates will be Vice Presidents of the Surviving Corporation.

         1.2 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Acquisition Corp., Seller or the holders of any of the following securities at the Effective Time:

         (a) CONVERSION OF SELLER CAPITAL STOCK. Each issued and outstanding share of Seller Capital Stock (other than shares held by persons exercising dissenter's rights in accordance with Section 13 of the California Code ("DISSENTING SHARES")) will be exchanged for a number of shares of Buyer Common Stock at the exchange rate (the "EXCHANGE RATE"). The Exchange Rate will be determined by the following formula:

                                 X divided by Y
                  where:

                  (1) X equals $70 million decreased by the amount by which the Working Capital of Seller on the Preliminary Closing Date Balance Sheet (after
(i) accruing all costs incurred by Seller in connection with the transactions contemplated by this Agreement and (ii) adding back all expenses accrued for the issuance of shares of Seller Capital Stock set forth on SECTION 4.4 of the Seller Disclosure Schedule and related payroll Taxes) is less than $3,864,253; and

                  (2) Y equals 1,781,670.

                  A portion of the shares of Buyer Common Stock to be issued pursuant to this section will be deposited in an escrow account pursuant to SECTIONS 1.3(i) and 8.1. Seller and Buyer agree that for purposes of determining the Exchange Rate at the Closing, they will use the Preliminary Closing Date Balance Sheet, and any adjustment to the Working Capital of Seller that is reflected on the Final Balance Sheet in accordance with SECTION 1.5 will be taken out of or added to the Escrow Shares in accordance with SECTION 1.5 and the Escrow Agreement.

         (b) CAPITAL STOCK OF ACQUISITION CORP. At the Effective Time, each share of Common Stock of Acquisition Corp. ("ACQUISITION CORP. COMMON STOCK") issued and outstanding immediately before the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         (c) FRACTIONAL SHARES. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof each holder of shares of Seller Capital Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Average Share Price. The fractional share interests of each shareholder of Seller will be aggregated, so that no shareholder of Seller will receive cash in respect of fractional share interests in an amount greater than the value of the Average Share Price.

         (d) DISSENTERS' RIGHTS. Dissenting Shares, if any, will not be converted into Buyer Common Stock but will instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Code. Seller will give Buyer prompt notice of any demand received by Seller to require Seller to purchase shares of Seller Capital Stock, and Buyer will have the right to direct and participate in all negotiations and proceedings with respect to such demand. Except with the prior written consent of Buyer, or as required under the California Code, Seller will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("DISSENTING SHAREHOLDER") who, pursuant to the provisions of the California Code, becomes entitled to payment of the fair value for shares of Seller Capital Stock will receive payment therefor

(but only after the value therefor has been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares lose their status as Dissenting Shares, Buyer will issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Seller Capital Stock, the number of shares of Buyer Common Stock to which such shareholder would otherwise be entitled under this ARTICLE I and the Agreement of Merger less the number of shares allocable to such shareholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Buyer Common Stock pursuant to SECTION 1.3(i) and SECTION 8.1.

         (e) CERTIFICATE LEGENDS. The shares of Buyer Common Stock to be issued pursuant to this ARTICLE I will not be registered and will be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of Buyer Common Stock to be issued pursuant to this ARTICLE I will bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         1.3 SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. Pillsbury Madison & Sutro LLP will act as exchange agent (the "EXCHANGE AGENT") in the Merger.

         (b) BUYER TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Buyer will make available to the Exchange Agent for exchange in accordance with this ARTICLE I through such reasonable procedures as Buyer may adopt (i) the shares of Buyer Common Stock issuable pursuant to SECTION 1.2(a) in exchange for shares of Seller Capital Stock outstanding immediately before the Effective Time less the number of shares of Buyer Common Stock to be deposited into an escrow fund (the "ESCROW FUND") pursuant to the requirements of SECTION 8.1 and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to SECTION 1.2(c).

         (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation will cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately before the Effective Time represented outstanding shares of Seller Capital Stock, whose shares were converted into the right to receive shares of Buyer Common Stock (and cash in lieu of fractional shares) pursuant to SECTION 1.2(a), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon receipt of the Certificates by the Exchange

Agent, and will be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to SECTIONS 1.3(i) and 8.1 and payment in lieu of fractional shares, which such holder has the right to receive pursuant to SECTION 1.2(c), and the Certificate so surrendered will forthwith be canceled. Until so surrendered, each outstanding Certificate that, before the Effective Time, represented shares of Seller Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Common Stock into which such shares of Seller Capital Stock will have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with SECTION 1.2(c).

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate has surrendered such Certificate. Subject to applicable Law, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this SECTION 1.3(d)) with respect to such shares of Buyer Common Stock.

         (e) TRANSFER OF OWNERSHIP. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

         (f) TERMINATION OF EXCHANGE. Any portion of the Exchange Fund that remains undistributed to the shareholders of Seller one year after the Effective Time will be delivered to Buyer, upon demand, and any shareholders of Seller who have not previously complied with this SECTION 1.3 will thereafter look only to Buyer for payment of their claim for Buyer Common Stock, cash for any fractional shares and any dividends or distributions with respect to Buyer Common Stock.

         (g) NO LIABILITY. Notwithstanding anything to the contrary in this
SECTION 1.3, none of the Exchange Agent, the Surviving Corporation or any party hereto will be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (h) DISSENTING SHARES. The provisions of this SECTION 1.3 will also apply to Dissenting Shares that lose their status as such, except that the obligations of Buyer under this SECTION 1.3 will commence on the date of loss of such status, and the holder of such shares will be entitled to receive in exchange for such shares the number of shares of Buyer Common Stock to which such holder is entitled pursuant to SECTION 1.2.

         (i) ESCROW. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of SECTION 8.1, Buyer will cause to be deposited with the Escrow Agent a certificate or certificates representing 10% of the aggregate shares of Buyer Common Stock to be issued pursuant to SECTION 1.2(a) that will be registered in the name of Escrow Agent as nominee for the holders of Certificates canceled pursuant to this SECTION
1.3. Such shares will be beneficially owned by such holders and will be held in escrow and will be available to compensate Buyer for certain damages as provided in ARTICLE VIII. To the extent not used for such purposes, such shares will be released, all as provided in the Escrow Agreement.

         1.4 NO FURTHER OWNERSHIP RIGHTS IN SELLER CAPITAL STOCK. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Seller Capital Stock in accordance with the terms of this Agreement (including any cash paid in lieu of fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there will be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this ARTICLE I.

         1.5 POST-CLOSING ADJUSTMENT . The number of Escrow Shares will be subject to the following adjustment after the Closing in accordance with the following procedure:

         (a) Promptly after the Closing Date, Seller's independent auditors will prepare and present to Buyer a balance sheet of the Business as of the Closing Date (the "CLOSING DATE BALANCE SHEET" and as finally determined pursuant to paragraph (d) below, the "FINAL BALANCE SHEET"). The Closing Date Balance Sheet will be prepared in accordance with GAAP on a basis consistent with the Balance Sheet and will be reviewed by Seller's independent auditors. The Representative will deliver the Closing Date Balance Sheet to Buyer no later than 45 days after the Closing Date.

         (b) After the Closing Date, to prepare the Closing Date Balance Sheet, Seller's independent auditors will have full access, at all reasonable times and in a manner not disruptive of the ongoing operations of Buyer or the Surviving Corporation, to the books, records and properties acquired by Buyer hereunder. Buyer and its independent auditors will have the right to review the work papers of Seller and its auditors utilized in preparing the Closing Date Balance Sheet.

         (c) If Buyer and Seller are unable to resolve any disagreement with respect to the Closing Date Balance Sheet within 30 days after the Representative receives a timely notice of disagreement, the items of disagreement alone shall be promptly referred for final determination to one of the "Big Five" accounting firms that does not have an existing relationship with either Buyer or Seller, or if such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the parties mutually designate. (The accounting firm making such determination is referred to herein as the "INDEPENDENT ACCOUNTANTS").

         (d) The Closing Date Balance Sheet will become the Final Balance Sheet and will be deemed to be binding on Buyer and the Shareholders upon (i) Buyer's failure to deliver to the Representative a notice of disagreement within 30 days of its receipt of the Closing Date Balance Sheet, (ii) resolution of any disagreement by mutual agreement of the parties after a timely notice of disagreement has been delivered to the Representative, or (iii) notification by the Independent Accountants of their final determination of the items of disagreement submitted to them.

         (e) If the amount of Working Capital reflected on the Final Balance Sheet exceeds the Working Capital reflected on the Preliminary Closing Date Balance Sheet, the Escrow Shares will be increased by such excess. In such event, Buyer will deliver to the Escrow Agent a number of shares of Buyer Common Stock equal to the amount of such excess divided by the Average Share Price up to the amount of any deduction pursuant to SECTION 1.2(a)(1). If the Working Capital reflected on the Final Balance Sheet, as finally determined, is less than the Working Capital reflected on the Preliminary Closing Date Balance Sheet, the Escrow Shares will be decreased by the amount of such difference divided by the Average Share Price. No fractional shares will be deposited to or distributed from the Escrow Fund, as the case may be. Any party who would otherwise be entitled to .50 or more of a share will instead receive one full share of Buyer Common Stock, and any party who would otherwise be entitled to less than .50 of a share will instead receive no consideration in respect of such fractional interest.

         (f) The fees and disbursements of the Independent Accountants will be borne equally, one-half by Buyer and one-half by the Shareholders. Fees and disbursements to be borne by the Shareholders will be paid by the Escrow Agent out of the Escrow Fund in an amount equal to the amount of such fees and disbursements.

         1.6 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such shares of Buyer Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
SECTION 1.3; PROVIDED, HOWEVER, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

         1.7 TAX AND ACCOUNTING CONSEQUENCES. The parties intend that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a pooling of interests.

         1.8 TAKING OF NECESSARY ACTION: FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Acquisition Corp., the officers and directors of Seller and Acquisition Corp. are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants as follows:

         2.1 ORGANIZATION AND RELATED MATTERS. Seller is a corporation duly organized, validly existing and in good standing under the State of California. Seller has no subsidiaries. Seller has all corporate power, Permits and Approvals necessary to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the Business. SECTION 2.1 of the Seller Disclosure Schedule correctly lists the current directors and executive officers of Seller. True, correct and complete copies of the charter documents of Seller as in effect on the date hereof have been delivered to Buyer. Seller is not a registered or reporting company under the Exchange Act. Except as set forth on SECTION 2.1 of the Seller Disclosure Schedule, Seller has no interest in any partnership, joint venture, limited liability company or other entity.

         2.2 CAPITALIZATION. The authorized capital stock of Seller consists of 3,000,000 shares of Common Stock. At the Closing Date, there will be outstanding 53,990 shares of Common Stock, after giving effect to the issuance of shares of Seller Capital Stock contemplated by SECTION 4.4. All outstanding shares of Seller Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and on SECTION 2.2 of the Seller Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of Seller, (ii) securities of Seller convertible into or exchangeable for shares of capital stock or voting securities of Seller or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Seller or other obligation of Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Seller. There are no outstanding obligations of Seller to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

         2.3 FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

         (a) Seller has delivered to Buyer balance sheets for Seller at September 30, 1999, 1998, 1997, 1996 and 1995 and the related statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended (the "ANNUAL FINANCIAL STATEMENTS"). Such Annual Financial Statements have been reviewed by Seller's independent accountants. Except as set forth on SECTION 2.3 of the Seller Disclosure Schedule, the Annual Financial Statements have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). The statements of operations and cash flow included within the Annual Financial Statements present fairly the results of operations and cash flows of Seller for the respective periods covered, and the balance sheets present fairly the financial condition of Seller as of their respective dates. Since September 30, 1999, there has been no change in any of the significant accounting policies, practices or procedures of Seller.

         (b) Seller has delivered to Buyer a balance sheet for Seller at December 31, 1999, and the related statements of operations for the periods then ended (the "INTERIM FINANCIAL STATEMENTS"). Such Interim Financial Statements have been certified by the chief financial officer of Seller. Except as set forth on SECTION 2.3 of the Seller Disclosure Schedule, the Interim Financial Statements have been prepared in conformity with GAAP applied on a consistent basis except for changes, if any, required by GAAP and disclosed therein. The statements of operations and cash flows included as part of the Interim Financial Statements present fairly the results of operations and cash flows of Seller for the respective periods covered, and the balance sheets present fairly the financial condition of Seller as of their respective dates. The Interim Financial Statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include estimated provisions for year-end adjustments) necessary for a fair presentation. At the dates of such balance sheets, Seller did not have any material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but was not. The Annual Financial Statements and the Interim Financial Statements are referred to collectively herein as the "FINANCIAL STATEMENTS."

         (c) Except as set forth on SECTION 2.3 of the Seller Disclosure Schedule, since the Balance Sheet Date, whether or not in the ordinary course of business, there has not been, occurred or arisen:

                  (i) any event, occurrence, development or state of circumstances or facts that would, individually or in the aggregate, have a material adverse effect on the Business;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Seller Capital Stock, or any repurchase, redemption or other acquisition by Seller of any outstanding shares of capital stock or other securities of, or other ownership interests in, Seller; provided that Seller may have declared aggregate dividends with respect to its 1999 fiscal year and its current fiscal year equal to approximately 45% of its estimated taxable income in such years;

                  (iii) any incurrence, assumption or guarantee by Seller of any material indebtedness for borrowed money;

                  (iv) any creation or other incurrence by Seller of any Encumbrance on any material asset;

                  (v) any making of any material loan, advance or capital contributions to or investment in any Person;

                  (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) materially affecting the Business;

                  (vii) any transaction or commitment made, or any Contract entered into by Seller involving the acquisition or disposition of any material assets;

                  (viii) any strike or labor dispute, other than routine individual grievances, or, to the Knowledge of Seller, any activity or proceeding by a labor union or representative thereof to organize any employees of Seller, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                  (ix) any Tax election, change in accounting method or any settlement or compromise of any material Tax liability; or

                  (x) (i) any grant of any severance or termination pay to any current or former employee, officer or director of Seller,
                  (ii) any increase in benefits payable under any existing severance or termination pay policies or employment Contract,
                  (iii) the entering into of any employment, deferred compensation or other similar Contract (or any amendment to any such existing Contract) by Seller with any current or former director, officer or employee of Seller, (iv) the establishment, adoption or material amendment (except as required by applicable Law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Seller or (v) any increase in compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller.

         (d) Seller has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Balance Sheet, (ii) were incurred after the Balance Sheet Date in the ordinary course of business or (iii) are set forth in SECTION 2.3(c) of the Seller Disclosure Schedule.

         2.4 TAXES.

         Except as set forth on SECTION 2.4 of the Seller Disclosure Schedule:

         (a) All Tax Returns required to be filed by or with respect to Seller have been timely filed, and all such Tax Returns are complete and correct in all material respects. Seller has paid all Taxes that are due from or with respect to it for the periods covered by such Tax Returns and has made all required estimated Tax payments sufficient to avoid any penalties for underpayment. The accrual for Taxes in the Annual Financial Statements dated September 30, 1999 is adequate to cover any and all unpaid Taxes (whether or not disputed and whether or not due) of Seller with respect to all taxable periods ending on or before September 30, 1999. Seller has not incurred any Taxes after September 30, 1999, except for Taxes incurred in the ordinary course of business.

         (b) (i) the Tax Returns referred to in clause (a) have not been examined by the IRS or other appropriate Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (ii) there is no audit, examination, suit, investigation or similar proceeding pending, or, to the Knowledge of Seller, proposed or threatened with respect to Taxes of Seller, and, to the Knowledge of Seller, no basis exists therefor; and (iii) there are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Seller.

         (c) SECTION 2.4 of the Seller Disclosure Schedule sets forth the amount of net operating losses, net capital losses, foreign Tax credits and investment and other Tax credits of Seller.

         (d) No Closing Agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign Law has been entered into by or with respect to Seller which could reasonably be expected to have an effect on Seller's liability for or reporting of Taxes in any period ending after the Closing Date.

         (e) All Taxes that Seller has been required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and added on the books of Seller. Seller has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

         (f) Seller is not liable for the Taxes of any Person, including as a transferee, pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a result of any contractual arrangement with any third party or any taxing authority.

         (g) No consent to the application of Section 341(f)(2) of the Code (or any similar state law provision) has been made or filed by or with respect to Seller.

         (h) There is no Contract by or with Seller covering any Person as to which payment or vesting thereunder (including any payment or vesting as a result of the Merger) could result in a nondeductible expense to Seller by reason of Section 280(G) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

         (i) There are no liens for Taxes upon the assets of Seller, except for liens relating to current Taxes not yet due and payable.

         (j) Seller has never been a member of any group of corporations that files or has filed Tax Returns on a combined, consolidated or unitary basis.

         2.5 MATERIAL CONTRACTS. SECTION 2.5 of the Seller Disclosure Schedule lists each Contract to which Seller is a party or to which Seller, or any of its properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Unless otherwise so noted on SECTION 2.5 of the Seller Disclosure Schedule, each such Contract was entered into in the ordinary course of business. Each Contract that (a) after the Balance Sheet Date obligates Seller to pay an amount of $100,000 or more, (b) has an unexpired term as of the date of this Agreement in excess of one year, (c) represents a Contract upon which the Business is substantially dependent or which is otherwise material to the Business, (d) relates to indebtedness for money borrowed or provides for an extension of credit other than consistent with normal credit terms, (e) limits or restricts the ability of Seller to compete or otherwise to conduct its business in any manner or place, (f) provides for a guaranty or indemnity by Seller, (g) grants a power of attorney, agency or similar authority to another Person, (h) contains a right or obligation of any Associate, Affiliate, officer or director of Seller to Seller, (i) is an employment contract, consulting agreement, shareholder agreement or voting trust, or (j) was not made in the ordinary course of business, will be deemed to be a Material Contract and has been identified on such SECTION 2.5. True copies of the Material Contracts appearing on SECTION 2.5 of the Seller Disclosure Schedule, including all amendments and supplements, and a written description of the terms of any oral Material Contracts, have been delivered to Buyer. Each Material Contract is valid and subsisting; Seller has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Seller or, to the Knowledge of Seller, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance hereof will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any of the Contracts on SCHEDULE 2.5 of the Seller Disclosure Schedule, except as set forth in SECTION 2.5 of the Seller Disclosure Schedule.

         2.6 TITLE TO PROPERTY; CONDITION OF PROPERTY; LEASES. Except as set forth in SECTION 2.6 of the Seller Disclosure Schedule, Seller has good and marketable title to all of its material assets free of Encumbrances. All material tangible assets of Seller are in a good state of maintenance and repair (except for ordinary wear and tear) and, assuming $1.1 million of capital expenditures planned for calendar year 2000 are made, are adequate for the Business to achieve sales of at least $60 million during calendar year 2000. All leasehold properties held by Seller as lessee are held under valid, binding and enforceable leases. To the Knowledge of Seller, there is no pending or threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller.

         2.7 INTELLECTUAL PROPERTY. SECTION 2.7 of the Seller Disclosure Schedule contains a complete and correct list of (i) all Intellectual Property that is owned by Seller and primarily related to, used in, held for use in connection with or necessary for the conduct of, or otherwise material to, the Business, (ii) all Contracts pursuant to which Seller has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted by, any other Person and (iii) all Contracts pursuant to which Seller has had Intellectual Property licensed to it or has otherwise been permitted to use Intellectual Property. Except as set forth on SECTION 2.7 of the Seller Disclosure Schedule, (a) Seller has not assigned, hypothecated or otherwise encumbered any Intellectual Property and (b) none of the licenses included in the Intellectual Property of Seller purport to grant sole or exclusive licenses to another Person, including sole or exclusive licenses limited to specific fields of use. Except as set forth on SECTION 2.7 of the Seller Disclosure Schedule, the patents owned by Seller are valid and enforceable, and any patent issuing from patent applications of Seller will be valid and enforceable. Except as set forth on SECTION 2.7 of the Seller Disclosure Schedule, Seller has no Knowledge of any infringement by any other Person of any Intellectual Property of Seller, and Seller has not entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property. Except as set forth on SECTION 2.7 of the Seller Disclosure Schedule, Seller has not violated and does not violate or infringe any Intellectual Property of any other Person, and Seller has not received any communication alleging that it violates or infringes the Intellectual Property of any other Person. Except as set forth on SECTION 2.7 of the Seller Disclosure Schedule, Seller has not been sued for infringing any Intellectual Property of another Person.

         2.8 CORPORATE AUTHORIZATION. Seller has all requisite corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller subject only to the approval of the Merger by Seller's shareholders as contemplated by SECTION 5.5. This Agreement constitutes, and the other Transaction Documents to which Seller is a party, when executed by Seller will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The affirmative vote of the holders of a majority of the shares of Seller's common stock in accordance with SECTION 5.5 is the only vote of the holders of any of Seller's capital stock necessary under the California Code to approve this Agreement and the transactions contemplated hereby. Seller's Board of Directors has (i) unanimously approved and adopted this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the shareholders of Seller and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Seller approve this Agreement and the Merger.

         2.9 AUTHORIZATION. The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in
SECTION 1.1, (b) filings required under Regulation D of the Securities Act and
Section 25103(h) of the California Code, (c) such filings as may be required under the Hart-Scott-Rodino Act, and (d) any other filings and Approvals described on SECTION 2.9 of the Seller Disclosure Schedule.

         2.10 NON-CONTRAVENTION. The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or bylaws of Seller, (ii) assuming compliance with the matters referred to in SECTION 2.9 of the Seller Disclosure Schedule, violate any applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under any provision of any Material Contract or any Permit or Approval affecting, or relating in any way to, the Business or (iv) result in the creation or imposition of any Encumbrance on any material asset of Seller except, in the case of clauses (ii),
(iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Business or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

         2.11 LEGAL PROCEEDINGS. No Order has been issued and no Action is pending, or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Seller, (b) the Business or (c) Seller's ability to perform its obligations under the Transaction Documents or any aspect of the transactions contemplated thereby. SECTION 2.11 of the Seller Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Seller. There is no matter as to which Seller has received any notice, claim or assertion, or, to the Knowledge of Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or any other Person, nor to the Knowledge of Seller is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have, any right to indemnification by Seller.

         2.12 INSURANCE. Seller is, and at all times during the past two years has been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business. SECTION 2.12 of the Seller Disclosure Schedule lists all insurance policies that are material to the Business and all claims under any insurance policies made since January 1, 1995. All of the insurance policies listed on SECTION 2.12 of the Seller Disclosure Schedule are in full force and effect. Seller is not in default under any such policy.

         2.13 COMPLIANCE WITH LAW. Seller is and has been in compliance with and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, except those where the violation would not have a material adverse effect on the Business or on Seller's ability to consummate the transactions contemplated hereby.

         2.14 EMPLOYEES. Seller has no dispute existing, or to Seller's Knowledge, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to Seller's Knowledge, threatened to be filed with the National Labor Relations Board or any California state agency against Seller. There is no union representation or organizing effort pending or, to Seller's Knowledge, threatened against Seller. Seller has not agreed to recognize any union or other collective bargaining unit. None of the key employees of Seller referred to in
SECTION 2.14 of the Seller Disclosure Schedule has indicated an intent to terminate employment with Seller for any reason in the twelve (12) months preceding the date of this Agreement.

         2.15 EMPLOYEE BENEFITS.

         (a) EMPLOYEE BENEFIT PLANS AND SIMILAR ARRANGEMENTS.

                  (1) Seller does not have any ERISA Affiliates. Except as set forth in SECTION 2.15 of the Seller Disclosure Schedule, Seller has no employee benefit plan, whether written or unwritten, to which Seller or any ERISA Affiliate is or during the last five years has been a party or by which any of them is or during the last five years has been bound, legally or otherwise, including, (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, or (iii) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                  (2) Seller has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                  (3) There are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

                  (4) Seller is in compliance in all material respects with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. Seller has performed in all material respects all of its obligations under all such plans, agreements and arrangements and all such plans, agreements and arrangements have been operated in all material respects in compliance with their terms. To the Knowledge of Seller, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the Knowledge of Seller, no facts exist which could give rise to any such Actions.

                  (5) All obligations of Seller under each such plan agreement and arrangement (i) that are due before the Closing Date have been paid or will be paid before that time and (ii) that have accrued before the Closing Date have been properly accrued.

                  (6) Seller may (except to the extent prohibited by Law) in any manner and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each such plan or arrangement (or its participation therein) effective as of any date before, on or after the Closing Date.

                  (7) Except as disclosed in SECTION 2.15 of the Seller Disclosure Schedule, the consummation, announcement or other action relating to the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, former employee, director, or former director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any such plan or arrangement being established, accelerated, vested or payable.

         (b) QUALIFIED PLANS.

                  (1) Seller's 401(k) plan (the "PLAN") is the only "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA and within the meaning of Section 401(a) of the Code).

                  (2) The Plan has been duly authorized by the board of directors of Seller. The Plan is qualified in form and operation under Section 401(a) of the Code, and each trust under the Plan is exempt from tax under
Section 501(a) of the Code. No event has occurred that will or could give rise to disqualification or loss of tax-exempt status of the Plan or any such trust under such sections. No event has occurred that will or could subject the Plan to tax under Section 511 of the Code. No prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to the Plan.

                  (3) Seller has delivered to Buyer for the Plan copies of the following documents: (i) the Form 5500 filed for the 1998 Plan year, including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (ii) the most recent determination letter from the IRS, (iii) the statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results or operations of the Plan as of such dates, in accordance with GAAP.

         (c) MULTIEMPLOYER PLANS. The Plan is not a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Seller has never contributed to or had an obligation to contribute to any multiemployer plan.

         (d) WELFARE PLANS. Except as required under Section 4980B of the Code, Seller has no obligation to provide health benefits to any employee following termination of employment.

         (e) FINES AND PENALTIES. There has been no act or omission by Seller that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

         2.16 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

         2.17 INVENTORIES. Except as set forth in SECTION 2.17 of the Seller Disclosure Schedule, all inventories of Seller are of good merchantable quality, reasonably in balance, and salable or currently usable in the ordinary course of business. The value of obsolete, damaged or excess inventory and of inventory below standard quality has been written down on the Balance Sheet to ascertainable market value, or adequate reserves described on the Balance Sheet have been provided therefor, and the value at which inventories are carried reflects the customary inventory valuation policy of Seller (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory, in accordance with GAAP.

         2.18 CUSTOMERS. SECTION 2.18 of the Seller Disclosure Schedule lists the names of, and describes all Contracts with and the appropriate percentage of Business attributable to, the ten largest customers of the Business during the fiscal year ended September 30, 1999 and the ten largest customers projected for calendar year 2000. Seller has not received any notice and has no Knowledge that (i) any of such customers has ceased, or will cease, or has materially reduced or will materially reduce, the use the products, goods or services of the Business, or (ii) any of such customers has materially reduced or will materially reduce the price it will pay for products, goods or services of the Business, including in each case after the consummation of the transactions contemplated by this Agreement or (iii) it will not obtain the projected purchases for calendar year 2000 shown opposite each customer's name on SECTION 2.18 of the Seller Disclosure Schedule. To the Knowledge of Seller, no customer of the Business listed on SECTION 2.18 of the Seller Disclosure Schedule has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         2.19 SUPPLIERS. SECTION 2.19 of the Seller Disclosure Schedule lists the ten most significant suppliers of the Business for the six months ended December 31, 1999, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Seller has not experienced or been notified of any shortage in goods or services provided by sole-source suppliers, which shortage would have a material adverse effect on the Business or cause a significant delay in any material product shipments by Seller. Seller has not received any notice and has no reason to believe that there has been any material adverse change in the price of raw materials, supplies, goods, services or other merchandise provided by such suppliers or that such suppliers will not continue to provide the Surviving Corporation with supplies at any time after the Closing Date on terms and conditions similar to those used in their current sales to the Business. To the Knowledge of Seller, no supplier listed on SECTION
2.19 has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         2.20 PRODUCT WARRANTIES. Except as set forth in SECTION 2.20 of the Seller Disclosure Schedule: (a) there are no warranties express or implied, written or oral, with respect to the products of the Business; (b) there are no pending or threatened claims with respect to any such warranty; (c) except as accrued on the balance sheet included within the Interim Financial Statements, Seller has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due; (d) no returns of any single product-line sold by Seller during the two years preceding the date hereof have exceeded one percent (1%); (e) there have been no product recalls or Actions pending or, to Seller's Knowledge, threatened during such period relating to Seller's products, and (f) to Seller's Knowledge, no customer of Seller that purchased $100,000 or more of products from Seller during calendar year 1999 has experienced failures or serious product performance defects greater than one percent (1%) for any product purchased from Seller within the twenty-four months preceding the date of this Agreement. Adequate reserves have been provided on the Balance Sheet for Seller's warranty obligations.

         2.21 ENVIRONMENTAL LAW COMPLIANCE. Except as set forth on SECTION 2.21 of the Seller Disclosure Schedule, there are no pending or, to Seller's Knowledge, threatened claims, suits or proceedings arising out of or related to any noncompliance with any Environmental Laws in connection with the Business. Seller has complied and is in compliance with all Laws applicable to the Business relating to environmental protection, including standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of, Hazardous Substances (collectively, "ENVIRONMENTAL LAWS"), except where non-compliance with any such Laws would not have a material adverse effect on the Business. Seller has received all Permits relating to environmental matters, including all air, water and waste permits and permits for emission and/or disposal of solid, liquid and gaseous materials from its operations, and Seller is operating the Business in conformance with such Permits. To Seller's Knowledge, there is no place on Seller's properties where Hazardous Substances have entered the air, soil or groundwater. Seller has not installed, used, buried or removed any and, to Seller's Knowledge, there are no surface impoundments, or underground tanks or vessels or sumps, drains or pipelines that hold or have held Hazardous Substances on Seller's properties.

         2.22 MINUTE BOOKS. The minute books of Seller accurately reflect all material actions and proceedings taken to date by the Shareholders, Board of Directors, and committees of Seller, and such minute books contain true and complete copies of the charter documents of Seller and all related amendments. The stock record book of Seller reflects accurately all transactions in its capital stock of all classes.

         2.23 DUE DILIGENCE MATERIALS. All documents, agreements and other materials provided by Seller to Buyer or any representative of Buyer in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

         2.24 YEAR 2000 COMPLIANCE. Seller has undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Seller in the conduct of its business will continue to function properly, will generate correct data, and will provide correct results when processing, providing and/or receiving (a) date-related data into and between the years 1999 and 2000 and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Business, Seller reasonably believes that such effort has been successful.

         2.25 RELATED PARTY TRANSACTIONS. Except as set forth on SECTION 2.25 of the Seller Disclosure Schedule, no director or officer of Seller and no Person related to any of them by consanguinity or marriage has any direct or indirect interest in (i) any equipment or other property, real or personal, tangible or intangible, including any item of intellectual property, used in connection with or pertaining to the Business, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Seller;

PROVIDED, HOWEVER, that (A) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership of less than 3% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System, and (B) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 10% of the outstanding voting stock or debt securities of any privately held company.

         2.26 POOLING OF INTERESTS. Neither Seller nor, to the Knowledge of Seller, any of its directors, officers or shareholders has taken any action that would make any of the statements on SECTION 2.26 of the Seller Disclosure
Schedule incorrect.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants as follows:

         3.1 ORGANIZATION AND RELATED MATTERS. Buyer is a corporation duly organized, validly existing and in good standing under the State of Delaware.
SECTION 3.1 of the Buyer Disclosure Schedule lists each Buyer Subsidiary and correctly sets forth the capitalization of each Buyer Subsidiary. Each Buyer Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Buyer and each Buyer Subsidiary have all corporate power, Permits and Approvals necessary to own their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification. SECTION 3.1 of the Buyer Disclosure Schedule correctly lists the current directors and executive officers of Buyer and of each Buyer Subsidiary. True, correct and complete copies of the respective charter documents of Buyer and each Buyer Subsidiary as in effect on the date of this Agreement have been delivered to Seller. Except as set forth on SECTION 3.1 of the Buyer Disclosure Schedule, Buyer has no interest in any partnership, joint venture, limited liability company or other entity. Acquisition Corp. is a California Corporation, duly organized by Buyer for the purposes of the Merger and the transactions contemplated by this Agreement. Acquisition Corp. has no employees, liabilities, assets (other than cash received upon issuance of shares of common stock of Acquisition Corp.) or contractual obligations, other than the obligations created by this Agreement.

         3.2 CAPITALIZATION. The authorized capital stock of Buyer consists of 60 million shares of common stock and 30 million shares of preferred stock. As of January 31, 2000, there were outstanding 22,147,051 shares of Buyer Common Stock, and there are no shares of Buyer's preferred stock outstanding. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on SECTION 3.2 of the Buyer Disclosure Schedule, Buyer owns all of the outstanding shares of capital stock of each Buyer Subsidiary. Except as set forth in this Section and on SECTION 3.2 of the Buyer Disclosure Schedule, as of January 31, 2000, there were not outstanding any (i) shares of capital stock or voting securities of Buyer, (ii) securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Buyer or other obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer. There are no outstanding obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

         3.3 CORPORATE AUTHORIZATION. Buyer has all necessary corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the other Transaction Documents to which Buyer is a party, when executed by Buyer will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer's Board of Directors has
(i) unanimously approved and adopted this Agreement and the Merger, which approval satisfies in full any applicable requirements of the Delaware General Corporation Law, and (ii) determined that in its opinion the Merger is in the best interests of the stockholders of Buyer.

         3.4 AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in
SECTION 1.1, (b) filings required under Regulation D of the Securities Act and
Section 25103(h) of the California Code, (c) such filings as may be required under the Hart-Scott-Rodino Act and (c) any other filings and Approvals described on SECTION 3.4 of the Buyer Disclosure Schedule.

         3.5 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in SECTION 3.4 of the Buyer Disclosure Schedule, violate any applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any Contract binding upon Buyer or any Permit or Approval affecting, or relating in any way to, the assets or business of Buyer or (iv) result in the creation or imposition of any Encumbrance on any material asset of Buyer or any Buyer Subsidiary except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Buyer or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

         3.6 LEGAL PROCEEDINGS. No Order has been issued and no Action is pending, or, to the Knowledge of Buyer, threatened against or affecting Buyer or any Buyer Subsidiary or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Buyer or any Buyer Subsidiary or (b) Buyer's ability to perform the Transaction Documents or any aspect of the transactions contemplated thereby. SECTION 3.6 of the Buyer Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Buyer or any Buyer Subsidiary. There is no matter as to which Buyer or any Buyer Subsidiary has received any notice, claim or assertion, or, to the Knowledge of Buyer, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Buyer, Buyer or any Buyer Subsidiary or any other Person, nor to the Knowledge of Buyer is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have, any right to indemnification by Buyer or any Buyer Subsidiary.

         3.7 COMPLIANCE WITH LAW. Buyer and each Buyer Subsidiary are and have been in compliance with and are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any applicable Law, except those where the violation would not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

         3.8 NO BROKERS OR FINDERS. Other than Stephens Inc., whose fee Buyer will bear, no agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

         3.9 INTELLECTUAL PROPERTY. Except as set forth on SECTION 3.9 of the Buyer Disclosure Schedule, Buyer has no Knowledge of any infringement by any other Person of any Intellectual Property of Buyer or any Buyer Subsidiary, and none of Buyer or any Buyer Subsidiary has entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property. Except as set forth on SECTION 3.9 of the Buyer Disclosure Schedule, none of Buyer or any Buyer Subsidiary has violated or violates or infringes any Intellectual Property of any other Person, and Buyer has not received any communication alleging that Buyer or any Buyer Subsidiary violates or infringes the Intellectual Property of any other Person. None of Buyer or any Buyer Subsidiary has been sued for infringing any Intellectual Property of another Person.

         3.10 SEC DOCUMENTS. Buyer has filed all Buyer SEC Documents required to be filed by it before the date of this Agreement. As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a later-filed Buyer SEC Document, filed and publicly available before the date of this Agreement, as of the date of this Agreement, none of the Buyer SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, except as set forth on SECTION 3.10 of the Buyer Disclosure Schedule, there are no material contracts that Buyer expects to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 1999.

         3.11 DUE DILIGENCE MATERIALS. All documents, agreements and other materials provided by Buyer to Seller or any representative of Seller in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

         3.12 POOLING OF INTERESTS. Neither Buyer nor any Buyer Subsidiary nor, to the Knowledge of Buyer, any of their respective directors, officers or stockholders has taken any action that would interfere with Buyer's ability to account for the Merger as a pooling of interests.

                                   ARTICLE IV
                             CONDUCT BEFORE CLOSING

         4.1 CONDUCT OF SELLER. From the date of this Agreement until the Effective Time, except with the prior written consent of Buyer, Seller will conduct its business in the ordinary course consistent with past practice, including payment of accounts payable and collection of accounts receivable, and will use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as consented to by Buyer in writing, Seller will not:

         (a) adopt or propose any changes in its charter documents or bylaws;

         (b) merge or consolidate with any other Person or acquire a material amount of assets or any capital stock or other securities of any other Person;

         (c) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing Contracts;

         (d) take any action that would make any representation and warranty of Seller hereunder inaccurate at the Effective Time;

         (e) enter into any licensing agreement, private label arrangement or understanding or other similar arrangement with respect to any of Seller's Intellectual Property;

         (f) (i) grant any severance or termination pay to any current or former employee, officer or director of Seller, (ii) increase benefits payable under any existing severance or termination pay policies or employment contract, (iii) enter into any employment, deferred compensation or other similar contract (or any amendment to any such existing contract), (iv) establish, adopt or amend (except as required by applicable Law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement, or (v) increase compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller;

         (g) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities, except for the issuance of shares of Seller Capital Stock contemplated by SECTION 4.4;

         (h) declare or pay any dividends or make any other distribution in cash or property on its capital stock or other equity interests; provided that Seller may have declared aggregate dividends with respect to its 1999 fiscal year and its current fiscal year equal to approximately 45% of its estimated taxable income in such years;

         (i) repurchase or redeem any shares of its capital stock or other equity interests;

         (j) grant any kind of Encumbrance with respect to any of its assets, real or personal, tangible or intangible;

         (k) amend any Tax Return, or make or change any Tax election or take any Tax reporting position inconsistent with prior reporting practices;

         (l) take any action that would interfere with Buyer's ability to account for the Merger as a pooling of interests;

         (m) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Seller, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

         (n) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000;

         (o) except in the ordinary course of business, modify, amend or terminate any Material Contract to which Seller is a party or waive, release or assign any material rights or claims;

         (p) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

         (q) agree or commit to do any of the foregoing.

         4.2 CONDUCT OF BUYER. Except as contemplated by this Agreement, from the date of this Agreement until the Effective Time, Buyer will conduct its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

         4.3 NO SOLICITATION OF TRANSACTIONS. Seller will and will direct and use its commercially reasonable efforts to cause its officers, directors, employees, agents and representatives (including any investment banker, attorney, financial advisor or accountant retained by it) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action, and Seller will notify Buyer of all inquiries or proposals that Seller may receive relating to any of such matters and if such inquiry or proposal is in writing, will deliver to Buyer a copy of such inquiry or proposal.

         4.4 SATISFACTION OF BONUSES FOR TAX PAYMENT OBLIGATIONS. SECTION 4.4 of the Seller Disclosure Schedule shows each employee entitled to a stock bonus upon a sale of Seller and the number of shares issuable to such employee. Seller will amend the agreements with the individuals listed on SECTION 4.4 of the Seller Disclosure Schedule to provide that all obligations of Seller to pay additional compensation with respect to such stock bonus will be satisfied by the payment of shares of Seller's stock, rather than cash. The exact number of shares to be issued to each employee in satisfaction of such tax obligation is shown opposite such employee's name on SECTION 4.4 of the Seller Disclosure Schedule. Such amendments shall provide that all additional shares issuable as a result of the stock bonus or for taxes thereon will be issued on the Closing Date.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 ACCESS.

         (a) Seller will make available for inspection by Buyer and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, all of Seller's records (including Tax records), books of account, premises, Contracts and all other documents in Seller's possession or control that are reasonably requested by Buyer and its representatives to inspect and examine the business and affairs of Seller. Seller will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Buyer and Buyer's representatives concerning the business and affairs of Seller. Buyer and its representatives will treat and hold as confidential any information they receive from Seller in the course of the reviews contemplated by this SECTION 5.1. No examination by Buyer and its representatives will, however, constitute a waiver or relinquishment by Buyer of its rights to rely on Seller's covenants representations and warranties made herein or pursuant hereto.

         (b) Buyer will, and will cause the Buyer Subsidiaries to, make available for inspection by Seller and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, those of Buyer's records, premises, Contracts and documents in Buyer's possession or control that are reasonably requested by Seller and its representatives to evaluate an investment in the Buyer Common Stock. Buyer will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Seller and Seller's representatives concerning the business and affairs of Buyer. No examination by Seller and its representatives will, however, constitute a waiver or relinquishment by Seller of its rights to rely on Buyer's covenants, representations and warranties made herein or pursuant hereto.

         5.2 NOTIFICATION OF CERTAIN MATTERS.

         (a) Seller will promptly notify Buyer of (i) any event of which Seller obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on the Business or that if known as of the date of this Agreement would be required to be disclosed to Buyer and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         (b) Buyer will promptly notify Seller of (i) any event of which Buyer obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on Buyer or that if known as of the date of this Agreement would be required to be disclosed to Seller and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.3 PERMITS AND APPROVALS. Seller and Buyer will cooperate with each other and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or that may be reasonably requested by the other party to consummate the transactions contemplated by this Agreement, including under the Securities Act, state Blue Sky laws and the Hart-Scott-Rodino Act.

         5.4 SHAREHOLDER MEETING; INFORMATION STATEMENT. Seller will, in accordance with applicable Law and the Articles of Incorporation and bylaws of Seller and as soon as reasonably practicable, cause a meeting of its shareholders to be duly called and held or obtain the necessary written consent of its shareholders to approve and adopt this Agreement and the transactions contemplated hereby. In connection with such meeting or written consent, as the case may be, Seller will use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and otherwise comply with all legal requirements applicable to such meeting or written consent, as the case may be. Seller will prepare and deliver to the Shareholders an Information Statement describing the transactions contemplated by this Agreement for the purpose of such meeting, and Buyer will cooperate and provide all information reasonably requested by Seller in preparing such Information Statement.

         5.5 CONDITIONS. Seller will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in SECTION
6.2 to be fulfilled on or before the Closing, and Buyer will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in SECTION 6.3 to be fulfilled on or before the Closing.

         5.6 POOLING ACCOUNTING. Seller and Buyer will each use reasonable commercial efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Seller and Buyer will use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Buyer to account for the business combination to be effected by the Merger as a pooling of interest.

         5.7 BLUE SKY LAWS. Buyer will take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Seller will use its best efforts to assist Buyer as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

         5.8 REORGANIZATION. Seller and Buyer will each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

         5.9 PRELIMINARY CLOSING DATE BALANCE SHEET. Seller will prepare and deliver to Buyer at least two days before the Closing Date its best estimate of Seller's balance sheet as of the Closing Date (the "PRELIMINARY CLOSING DATE BALANCE SHEET") so that the parties may determine the Working Capital of Seller to be used in making the adjustment described in SECTION 1.5. The PRELIMINARY CLOSING DATE Balance Sheet will be prepared on a basis consistent with the Balance Sheet.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1 GENERAL CONDITIONS. The obligations of the parties to consummate the Merger are subject to satisfaction of the following conditions:

         (a) SHAREHOLDER APPROVAL. This Agreement, including the appointment of the Representative as provided in SECTION 9.6, must have been approved and adopted by the requisite affirmative vote of the holders of Common Stock in accordance with Seller's Articles of Incorporation and the California Code.

         (b) GOVERNMENT APPROVALS. The parties shall have timely obtained from each Governmental Entity all Permits and Approvals, if any, necessary for consummation of, or in connection with, the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, state Blue Sky laws, and the Hart-Scott Rodino Act.

         (c) TAX-FREE REORGANIZATION. Each of Buyer and Seller shall have received substantially identical written opinions from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions shall be in the form attached hereto as EXHIBIT D. In rendering such opinions, counsel will be entitled to rely upon representations of Buyer, Acquisition Corp. and Seller and certain shareholders of Seller.

         (d) NO RESTRAINING ACTION. No Action will have been instituted or threatened against Buyer, any Buyer Subsidiary, Acquisition Corp. or Seller before any Governmental Entity, seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

         (e) MERGER. The Agreement of Merger shall have been filed with the Secretary of State of the State of California.

         6.2 CONDITIONS TO OBLIGATIONS OF BUYER. Unless waived, in whole or part, in writing by Buyer, Buyer's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in ARTICLE II will be true at the Closing Date with the same effect as though made at such time. Seller will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date, and Seller will have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

         (b) MATERIAL ADVERSE CHANGE. There will not have been any material adverse change in or affecting the Business since the Balance Sheet Date.

         (c) OPINION OF COUNSEL. Buyer must have received from Pillsbury, Madison & Sutro LLP, counsel to Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, substantially as set forth on EXHIBIT E.

         (d) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Seller, certified by the Chief Executive Officer and the Secretary of Seller will have been furnished to Buyer.

         (e) TRANSACTION DOCUMENTS. Seller will have executed and delivered the Transaction Documents to which it is a party other than this Agreement.

         (f) APPROVALS AND PERMITS. Seller must have obtained all Approvals and Permits necessary to consummate the transactions contemplated hereby.

         (g) INVESTMENT REPRESENTATION. Buyer shall have received a signed Investor Representation Letter in substantially the form attached hereto as EXHIBIT F from each of the Shareholders.

         (h) SECURITIES LAW COMPLIANCE. Buyer shall be satisfied that the transaction is exempt under Regulation D of the Securities Act.

         (i) NON-COMPETE AGREEMENTS. Each of the Shareholders shall have executed and delivered a non-competition agreement in the form of EXHIBIT G.

         (j) SELLER AMENDMENTS. Seller will have delivered to Buyer executed copies of the amended agreements contemplated by SECTION 4.4.

         (k) WITHHOLDING AND PAYROLL TAXES. Each individual listed on SECTION
4.4 of the Seller Disclosure Schedule will have executed an agreement with Seller in the form of EXHIBIT H requiring such individual to pay to Seller an amount equal to the withholding and payroll taxes due on the issuance of all shares to such individual shown on SECTION 4.4 of the Seller Disclosure Schedule. Such payment will be made within 5 business days after the date on which Buyer first files with the SEC a report under the Exchange Act containing the combined results of operations for Seller and Buyer for a period of 30 days (the "FILING DATE"). Such taxes will equal the number of the shares of Buyer Common Stock issued to such individual in exchange for the aggregate shares of Seller Capital Stock on SECTION 4.4 of the Seller Disclosure Schedule opposite such individual's name multiplied by the Exchange Rate multiplied by the closing price of Buyer Common Stock on the Filing Date multiplied by 35.45%.

         (l) PREEMPTIVE RIGHTS WAIVER. Each of the Shareholders will have executed and delivered a waiver of preemptive rights contained in Seller's Articles of Incorporation with respect to the issuance of shares of Seller Capital Stock contemplated by SECTION 4.4 and all prior issuances of Seller Capital Stock.

         (m) PHASE I ENVIRONMENTAL STUDY. Buyer will have received a Phase I Environmental Report with respect to Seller's premises satisfactory to Buyer in its sole discretion.

         6.3 CONDITIONS TO OBLIGATIONS OF SELLER. Unless waived, in whole or part, in writing by Seller, Seller's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in ARTICLE III will be true at the Closing Date with the same effect as though made at such time. Buyer will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date, and Buyer will have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

         (b) TRANSACTION DOCUMENTS. Buyer must have executed and delivered the Transaction Documents to which it is a party other than this Agreement.

         (c) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Buyer, certified by the Chief Executive Officer and the Secretary of Buyer, shall have been furnished to Seller.

         (d) REGISTRATION RIGHTS. Seller's shareholders and Buyer shall have entered into a registration rights agreement in the form attached as EXHIBIT I (the "REGISTRATION RIGHTS AGREEMENT").

         (e) OPINION OF COUNSEL. Seller must have received from O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, in form and substance satisfactory to Seller, substantially as set forth on EXHIBIT J.

         (f) STAY BONUSES. Buyer will have set aside $1,000,000 for stay bonuses to certain employees of Seller payable to such employees on the one year anniversary of the Closing Date. The recipients of such bonuses and bonus amount for each recipient will be determined by Steve Goldman and Wallace Hersom.

         (g) INDEMNIFICATION AGREEMENTS. Each of Wallace Hersom, Steve Girod, Judy Geary, Frank Colver, Raul Valerio and Chandra Mehta will have received indemnification agreements in form and substance similar to those between Buyer and its executive officers.

         (h) STOCK OPTIONS FOR SELLER EMPLOYEES. Buyer and Wallace Hersom shall have mutually agreed on the number of stock options to purchase Buyer Common Stock, and the terms thereof, to be granted to the employees of the Surviving Corporation under the Power-One, Inc. Amended and Restated 1996 Stock Option Plan, as amended.

                                   ARTICLE VII
                           TERMINATION OF OBLIGATIONS

         7.1 TERMINATION OF AGREEMENT. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the close of business on March 31, 2000, unless extended by mutual consent in writing of Buyer and Seller, and otherwise may be terminated at any time before the Closing as follows and in no other manner:

         (a) MUTUAL CONSENT. By mutual consent in writing of Buyer and Seller.

         (b) CONDITIONS TO BUYER'S PERFORMANCE NOT MET. By Buyer by written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in SECTION 6.1 OR 6.2.

         (c) CONDITIONS TO SELLER'S PERFORMANCE NOT MET. By Seller by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in SECTION 6.1 OR 6.3.

         (d) INACCURATE INFORMATION. By Buyer if any material information (whether or not in writing) delivered by or on behalf of Seller to Buyer is inaccurate or incomplete in any material respect. By Seller if any material information (whether or not in writing) delivered by or on behalf of Buyer to Seller is inaccurate or incomplete in any material respect.

         (e) HART-SCOTT-RODINO. By Buyer if Buyer receives a request for further information under the Hart-Scott-Rodino Act from either the FTC or Department of Justice, and Buyer believes, based on advice from its counsel, that such request for additional information will likely result in a challenge by the FTC or Department of Justice of the transactions contemplated by this Agreement.

         (f) MATERIAL BREACH. By Buyer or Seller if there has been a material misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party will have ten business days after receiving notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

         7.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
SECTION 7.1, all further obligations of the parties under this Agreement will terminate without further liability of any party to another; provided that the obligations of the parties contained in SECTION 9.3 and SECTION 9.5 will survive any such termination. A termination under SECTION 7.1 will not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 ESCROW FUND. As soon as practicable after the Effective Time, 10% of the aggregate shares of Buyer Common Stock to be issued pursuant to SECTION
1.2 (a) (the "ESCROW SHARES") will be registered in the name of, and deposited with, Union Bank of California, N.A (or such other institution as may be selected by Buyer with the reasonable consent of the Representative) as escrow agent (the "ESCROW AGENT"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement attached as EXHIBIT K (the "ESCROW AGREEMENT"). The Escrow Fund will be available to compensate Buyer pursuant to the indemnification obligations of Seller.

         8.2 OBLIGATIONS OF SELLER. Seller will indemnify and hold harmless Buyer and each Buyer Subsidiary, and their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of Buyer or any Buyer Subsidiary, directly or indirectly, as a result of, or based upon or arising from (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement; or (b) any third party claims or demand regarding the conduct of the Business before the Closing, whether asserted before or after the Closing. All amounts owed by Seller to Buyer will be paid out of the Escrow Fund in accordance with the Escrow Agreement. Notwithstanding anything herein to the contrary, Seller will not be liable to indemnify any Person (i) until the total amount of all Indemnifiable Claims exceeds $500,000; provided, however, that if said sum of $500,000 is exceeded Seller's obligation to Buyer hereunder will include payment of said $500,000, as well as the excess over that amount, or (ii) for aggregate Indemnifiable Claims in excess of the amount of the Escrow Fund.

         8.3 OBLIGATIONS OF BUYER. Buyer will indemnify and hold harmless the Shareholders from and against any Losses of the Shareholders, directly or indirectly, as a result of, or based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement. Any payments made by Buyer to the Shareholders in respect of Losses incurred by the Shareholders pursuant to this SECTION 8.3 will be paid in shares of Buyer Common Stock. For purposes of determining the number of shares of Buyer Common Stock to be delivered to the Shareholders pursuant to this SECTION 8.3, the price per share of Buyer Common Stock will be the average closing price of the Buyer Common Stock (as quoted on Nasdaq) during the ten trading days ending two days before the day upon which any such payment is required to be made.

         8.4 PROCEDURE.

         (a) Any party seeking indemnification with respect to any Loss will give notice to the party required to provide indemnity hereunder on or before the date specified in SECTION 9.1. The Representative will act on behalf of Shareholders for all purposes under this ARTICLE VIII in accordance with SECTION 9.6.

         (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party will upon the written request of the Indemnified Party, defend any Actions brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel satisfactory to the Indemnified Party, but the Indemnified Party will have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who will be bound by the result so obtained to the extent provided herein, provided, however, that no Indemnifiable Claim shall be settled by an Indemnified Party unless the Indemnifying Party shall consent thereto, which consent shall not be unreasonably withheld or delayed. If, after a request to defend any Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the Action against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against the Indemnified Party will be conclusive upon the Indemnifying Party. The parties will cooperate in the defense of all third party claims, which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements contained in this Agreement will survive the Closing until the date on which Buyer files with the SEC its first Annual Report on Form 10-K that includes consolidated financial statements of Buyer and Seller.

         9.2 PUBLIC ANNOUNCEMENTS. Buyer and Seller will consult with each other before issuing any press releases or making any public statement with respect to this Agreement or the transactions contemplated hereby and will mutually agree on the substance of any such press release or public statement.

         9.3 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) will be kept confidential by such other party and its representatives and will not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, or as may otherwise be required by Law or (iv) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party will use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this SECTION 8.3, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

         9.4 EXPENSES. Except as otherwise provided herein, each of the parties will bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation therefor.

         9.5 REPRESENTATIVE. Seller and the Shareholders, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, the Representative, effective as of the Effective Time, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under either this Agreement or the Escrow Agreement, to waive any terms and conditions of any such agreement, to give and receive notices on their behalf and to be their exclusive representative with respect to any Action arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any Action for which Buyer or Acquisition Corp. may be entitled to indemnification and the Representative agrees to act as, and to undertake the duties and responsibilities of , such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Representative will not be liable for any action taken or not taken by him in connection with his obligations under this Agreement in the absence of his own gross negligence or willful misconduct. If the Representative shall be unable or unwilling to serve in such capacity, his successor, who will serve and exercise the powers of the Representative hereunder, will be named by those persons holding a majority of the shares of Seller Capital Stock.

         9.6 NOTICES. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by registered, express or certified mail, postage prepaid, return receipt requested; (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered at the earlier of the date such notice is actually received by a party or two days after such notice is given. Notices to Seller must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

         If to Buyer, at:                    with a copy to:

         740 Calle Plano                     O'Melveny & Myers LLP
         Camarillo, CA 93012                 1999 Avenue of the Stars
         Attn:  Steven J. Goldman            Suite 700
         Telephone:  (805) 987-8741          Los Angeles,  California  90067
         Telecopier: (805) 484-0445          Telephone:  (310) 553-6700
                                             Telecopier:  (310) 246-6779
                                             Attn:  Kendall R. Bishop, Esq.

         If to Seller, at:                   with a copy to:

         1733 Alton Parkway                  Pillsbury Madison & Sutro LLP
         Irvine, California 92606            650 Town Center Drive, 7th Floor
         Attn:  Wallace N. Hersom            Costa Mesa, California 92626
         Telephone: (949) 261-2200           Telephone:  (714) 436-6800
         Telecopier: (949) 261-2726          Telecopier:  (714) 436-2800
                                             Attn:  Christopher A. Wilson, Esq.

         The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied parties above is not notice to Buyer or Seller, as the case may be.

         9.7 FURTHER ASSURANCES. Seller will, upon the request of Buyer, from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as Buyer reasonably requests, to render effective the transactions contemplated hereby.

         9.8 SECTIONS AND OTHER HEADINGS. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         9.9 INTEGRATED AGREEMENT. This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties hereto, and no agreements, understandings, restrictions, warranties or representations exist between the parties other than those set forth herein or provided for herein.

         9.10 ASSIGNMENT. No party to this Agreement may assign this Agreement without the prior consent of the other parties to this Agreement, except that Buyer can assign this Agreement without the prior written consent of any other party in connection with the sale of all or substantially all of the assets or stock of Buyer or in connection with the merger, consolidation or similar reorganization of Buyer.

         9.11 AMENDMENTS; WAIVERS. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

         9.12 INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause, or other subdivision; (v) all references to "Section," "Schedule" or "Exhibit" refer to the particular Section, Schedule or
Exhibit in or attached to this Agreement; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by ", but not limited to," and ", but is not limited to," respectively.

         9.13 COUNTERPARTS. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement.

         9.14 HEADINGS; EXHIBITS. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

         9.15 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

         9.16 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal Laws of the State of California (without reference to its rules as to conflicts of Law).

         9.17 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

         9.18 ARBITRATION.

         (a) All disputes of any nature (whether sounding in contract or in tort) arising out of or relating to this Agreement must be initiated, maintained and determined exclusively by binding arbitration in the County of Orange, State of California, pursuant to SECTION 9.18(c). Each party agrees irrevocably to submit itself, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction for the United States District Court for the Central District of California and the jurisdiction of any court of the State of California located in Los Angeles County and waives any and all objections to jurisdiction that it may have under the laws of the State of California or the United States.

         (b) In case of a dispute, any party may commence the arbitration by giving written notice to the other pursuant to SECTION 9.6. The Arbitrator (as defined below) will be a retired judge of the United States District Court for the Central District of California or of the Superior Court of the State of California in and for the County of Orange. The arbitration proceeding will be conducted by means of a reference pursuant to California Code of Civil Procedure
Section 638(1). Within 10 business days after receipt of the notice requesting arbitration, the parties will attempt in good faith to agree upon the arbitrator to whom the dispute will be referred and on a joint statement of contentions. Unless agreement as to an Arbitrator is theretofore reached, within 10 business days after receipt of the notice requesting arbitration, each party will submit the names of three (3) retired judges who have served at least five (5) years as trial judges in the Superior Court of the State of California or in the United States District Court. Either party may then file a petition seeking the appointment by the presiding Judge of the Superior Court of one of the persons so named as "referee" in accordance with said Code of Civil Procedure 638(1), which petition will recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby consents to the jurisdiction of the Superior Court in and for the County of Los Angeles for such action and agrees that service of process will be deemed completed when a notice similarly sent would be deemed received under SECTION 9.6.

         (c) The hearing before the arbitrator will be held within thirty (30) days after the parties reach agreement as to the identity of the arbitrator (or within thirty (30) days after the appointment by the court) (as finally determined pursuant to this SECTION 9.18, the "ARBITRATOR"). Unless more extensive discovery is expressly permitted by the Arbitrator, each party has only the right to one document production request, may serve but one set of interrogatories and is only entitled to depose those witnesses which the Arbitrator expressly permits, it being the intention of the parties to minimize discovery procedures and to hold the hearing on an expedited basis. The Arbitrator shall establish the discovery schedule promptly following submission of the joint statement of intentions (or the filing of the answer to the petition), to which such schedule will be strictly adhered. All decisions of the Arbitrator will be in writing and will not be subject to appeal. The Arbitrator will make all substantive rulings in accordance with California law and will have authority equal to that of a Superior Court Judge to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared. The Arbitrator shall use its best efforts to hear the dispute on consecutive days and to render a decision and award within thirty (30) days. Unless otherwise agreed to by the parties to the dispute being arbitrated, a court reporter shall be present at and record the proceedings of the hearing. All motions will be heard at the time of the hearing. The Arbitrator will determine which rules of evidence, and which procedural rules, will apply. In the absence of a determination thereof by the Arbitrator, the rules of the American Arbitration Association, not inconsistent with this Section, will apply to the conduct of the proceeding.

         (d) All disputing parties will share the fees and costs of the Arbitrator equally. The Arbitrator will award legal fees, disbursements and other expenses to the prevailing party or parties for such amounts as determined by the Arbitrator to be appropriate. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with California law. Should a party fail to pay fees as required, the other party may advance the same and will be entitled to a judgment from the Arbitrator in the amount of such fees plus interest at the prime rate as determined by the Bank of America. Any award issued by the Arbitrator will bear interest at the judgment rate in effect in the State of California from the date determined by the Arbitrator.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                POWER-ONE, INC.


                                By:
                                   ---------------------------------------------
                                     Name:  Steven J. Goldman
                                     Its:  Chairman and Chief Executive Officer



                                POWER-ONE ACQUISITION CORP.


                                By:
                                   ---------------------------------------------
                                     Name:  Steven J. Goldman
                                     Its: Chief Executive Officer


                                HC POWER, INC.


                                By:
                                   ---------------------------------------------
                                     Name:  Wallace Hersom
                                     Its: Chief Executive Officer

                                    EXHIBIT A



                  "ACQUISITION CORP." has the meaning set forth in the introduction to this Agreement.

                  "ACQUISITION CORP. COMMON STOCK" has the meaning set forth in
SECTION 1.2(b).

                  "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "AGREEMENT" means this Agreement by and among Buyer, Acquisition Corp. and Seller as it may be amended, supplemented or modified from time to time.

                  "AGREEMENT OF MERGER" has the meaning set forth in SECTION 1.1(a).

                  "ANNUAL FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 2.3(a).

                  "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "ARBITRATOR" has the meaning set forth in SECTION 9.18(c).

                  "ASSOCIATE" of a Person means:

                           (i) a corporation or organization (other than a party
to this Agreement) of which such Person is an officer or partner or, directly or indirectly, beneficially owns 10% or more of any class of equity securities;

                           (ii) any trust or other estate in which such Person
has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

                           (iii) any relative or spouse of such Person or any
relative of such spouse who has the same home as such person or who is a director or officer of Seller or any of its Affiliates.

                  "AVERAGE SHARE PRICE" means $33 per share of Buyer Common
Stock.

                  "BALANCE SHEET" means the Seller's balance sheet as of September 30, 1999 included within the Annual Financial Statements.

                  "BALANCE SHEET DATE" means September 30, 1999.

                  "BUSINESS" means the business of Seller and will be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets/properties, anticipated revenues/income and liabilities.

                  "BUYER COMMON STOCK" has the meaning set forth in the recitals.

                  "BUYER DISCLOSURE SCHEDULE" means the disclosure schedule dated, and delivered by Seller to Buyer on, the date of this Agreement. The Sections of the Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify ONLY that section unless it is manifestly evident from such disclosure that it qualifies another section, in which case it will be deemed to qualify such other section.

                  "BUYER SEC DOCUMENTS" means all required reports, schedules, forms, statements and other documents filed with the SEC since September 30, 1997.

                  "BUYER SUBSIDIARY" means International Power Devices, Inc., Melcher Holding AG, Power-Electronics, Inc. and Poder Uno de Mexico, S.A. de C.V.

                  "CALIFORNIA CODE" has the meaning set forth in SECTION 1.1(a).

                  "CERTIFICATES" has the meaning set forth in SECTION 1.3(c).

                  "CLOSING" has the meaning set forth in SECTION 1.1(b).

                  "CLOSING DATE" has the meaning set forth in SECTION 1.1(b).

                  "CLOSING DATE BALANCE SHEET" has the meaning set forth in
SECTION 1.5(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPETING TRANSACTION" means (i) any merger, consolidation, share exchange, business combination or other similar transaction involving Seller, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Seller, taken as a whole, in a single transaction or a series of transactions, other than in the ordinary course of business, (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as defined in Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the Seller Capital Stock or (iv) any public announcement of a proposal, plan or intent to do any of the foregoing or any agreement to engage in any of the foregoing other than any transaction contemplated in this Agreement.

                  "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing, to which Seller is a party.

                  "DISSENTING SHARES" has the meaning set forth in SECTION
1.2(a).

                  "DISSENTING SHAREHOLDER" has the meaning set forth in SECTION 1.2(d).

                  "EFFECTIVE TIME" has the meaning set forth in SECTION 1.1(b).

                  "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION
2.21.

                  "ERISA AFFILIATE" means (i) any corporation which is a member of a group of corporations of which Seller is a member and which is a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Seller is a member; and (iii) a member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Seller, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ESCROW AGENT" has the meaning set forth in SECTION 8.1.

                  "ESCROW AGREEMENT" has the meaning set forth in SECTION 8.1.

                  "ESCROW FUND" has the meaning set forth in SECTION 1.3(b).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE AGENT" has the meaning set forth in SECTION 1.3(a).

                  "EXCHANGE FUND" means the shares of Buyer Common Stock and cash delivered to the Exchange Agent pursuant to SECTION 1.3(b).

                  "EXCHANGE RATE" has the meaning set forth in SECTION 1.2(a).

                  "FILING DATE" has the meaning set forth in SECTION 6.2(j).

                  "FINAL BALANCE SHEET" has the meaning set forth in SECTION 1.5(a).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2.3(b).


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

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "HAZARDOUS SUBSTANCE" means (but is not limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement.

                  "INDEMNIFIED PARTY" means the party entitled to indemnity under this Agreement.

                  "INDEMNIFYING PARTY" means the party obligated to provide indemnification under this Agreement.

                  "INDEPENDENT ACCOUNTANTS" has the meaning set forth in "SECTION 1.5(c)".

                  "INTELLECTUAL PROPERTY" means any trade secret, secret process or other confidential information or know-how and any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or applications for registration of any of the foregoing.

                  "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 2.3(b).

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "KNOWLEDGE" with respect to Seller means the actual knowledge of Wallace Hersom, Frank Colver, Raul Valerio, Steve Girod, Chandra Mehta, Mehron Khatiblou, Jackie Tang, Trung Doung, Fred Lewis, Larry Parchman and Judy Geary after conducting a reasonable investigation of the subject matter thereof, and "KNOWLEDGE" with respect to Buyer means the actual knowledge of the executive officers of Buyer after conducting a reasonable investigation of the subject matter thereof.

                  "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "MATERIAL" means an amount, which individually is in excess of $100,000 or, in the aggregate with other individual amounts, is in excess of $250,000.

                  "MATERIAL CONTRACT" means any Contract material to the Business as of or after the date hereof and includes but is not limited to those contracts deemed material by SECTION 2.5.

                  "MERGER" has the meaning set forth in SECTION 1.1(a).

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

                  "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "PERMIT" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "PRELIMINARY CLOSING DATE BALANCE SHEET" has the meaning set forth in SECTION 5.9.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in
SECTION 6.3(d).

                  "REPRESENTATIVE" means Wallace N. Hersom.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLER" is defined in the introduction to this Agreement.

                  "SELLER CAPITAL STOCK" has the meaning set forth in the recitals.

                  "SELLER DISCLOSURE SCHEDULE" means the disclosure schedule dated, and delivered by Seller to Buyer on, the date of this Agreement. The Sections of the Seller Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matter under such heading, will be deemed to qualify ONLY to that section unless it is manifestly evident from such disclosure that it qualifies another section, in which case it will be deemed to qualify such other section.

                  "SHAREHOLDERS" means the holders of the Seller Capital Stock at the Effective Time.

                  "SUPPORT AGREEMENT" is defined in the recitals.

                  "SURVIVING CORPORATION" has the meaning set forth in SECTION 1.1(a).

                  "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "TAX RETURN" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Agreement of Merger.

                  "WORKING CAPITAL" means total current assets of Seller minus total current liabilities of Seller.